Exhibit 99.3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, each of the undersigned hereby agrees that only one statement containing the information required by Schedule 13D need be filed with the respect to the ownership by each of the undersigned of shares of stock of Fortress International Group, Inc.

Dated: January 29, 2007

C. THOMAS MCMILLEN

By:  /s/ C. Thomas McMillen

Name:  C. Thomas McMillen

WASHINGTON CAPITAL ADVISORS, LLC

By:  /s/ C. Thomas McMillen

Name:  C. Thomas McMillen
Title:  Chief Executive Officer